UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 19, 2007

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT:

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2007, Exar Corporation (“Exar”) announced the appointment of J. Scott Kamsler, 59, as its Senior Vice President and Chief Financial Officer effective February 19, 2007. Prior to joining Exar, Mr. Kamsler was Vice President and Chief Financial Officer at Centillium Communications, Inc., from July 2004 to February 2007. He also served as Vice President of Operations at Wyse Technology Inc. from 2003 to 2004 and as Chief Financial Officer at Tasman Networks, Inc. from 2000 to 2002. Prior to Tasman Networks, Mr. Kamsler served as Chief Financial Officer of four public companies: Symmetricom, Inc, DSP Technology Inc., Solitec, Inc. and E-H International, Inc. Earlier in his career, he held various finance positions at Intel and was an auditor with Peat Marwick Mitchell. Mr. Kamsler is a CPA and received his Bachelor of Arts from Willamette University and his M.B.A. from the University of Washington. A copy of the press release announcing Mr. Kamsler’s appointment is included herewith as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the terms of his offer letter, Mr. Kamsler will receive an annual base salary of $285,000. As a sign-on incentive, Mr. Kamsler will be granted 6,000 restricted stock units (“RSUs”) on March 1, 2007, which will vest 100% on May 1, 2007 subject to Mr. Kamsler’s continuing employment. Mr. Kamsler will receive an option to purchase 87,500 shares of common stock, to be granted on March 1, 2007, which will vest, subject to his continuing employment and the provisions of Exar’s standard form of stock option agreement, at a rate of 25% per year over a four-year period. Mr. Kamsler also will receive 29,167 RSUs, to be granted on March 1, 2007, which will vest, subject to his continuing employment and the provisions of the Company’s standard form of RSU award agreement, at a rate of 25% per year over a four-year period. Mr. Kamsler will be eligible to participate in the fiscal year 2008 Executive Incentive Compensation Program that is effective from April 1, 2007 to March 31, 2008. Mr. Kamsler’s target award will be 50% of his annual base salary with a maximum payout of 100% of his base salary. In the event of a change of control in Exar and Mr. Kamsler’s position is eliminated or substantially reduced in responsibility, all options and RSUs will immediately vest. Additionally, Mr. Kamsler will receive a lump sum severance payment equal to the greater of (a) one year’s base salary or (b) one month’s base salary for each year of completed service, up to a maximum of two times Mr. Kamsler’s annual base salary.

Mr. Kamsler will also serve as Exar’s principal accounting officer.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of Exar Corporation dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EXAR CORPORATION

By:	/S/ ROUBIK GREGORIAN	Date: February 20, 2007
Roubik Gregorian
Chief Executive Officer, President and Director (Principal Executive Officer)

EXHIBIT INDEX

Exhibit

99.1	Press Release of Exar Corporation dated February 20, 2007